UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): March 31, 2014

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


     648 Finch Avenue East, Suite 2, Toronto, Ontario M2K 2E6, Canada
                  (Address of principal executive offices)

                              (647) 229-0136
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
















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ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On January 1, 2014 Empire Global Corp. entered into a Lease Assignment Agreement (the "Agreement") with Finca Zephir Veintitre S.A. ("Finca") to Lease with Option to Buy the El Sabanero Beach Hotel and Casino (the "property") situated on Flamingo Beach, in Santa Cruz, Guanacaste, Costa Rica.

The owners of the property James Randy Brasher and Yon (Kim) Hee Burton of Florida (the "owners") informed the Company that they had received an offer to purchase the property. In accordance with the terms of the Agreement, the Company submitted a competitive offer to purchase the property. However, the Company and Finca were unable to reach reasonable purchase terms with the owners. Therefore, the owners have sold the property to the other parties.

The Company believes that continuing a relationship with the new owners is not in the best interests of the shareholders. As a result, the Agreement is terminated retroactive to the effective date of the Agreement on January 1, 2014.

The Company will not have any past or on-going financial or other obligations under the Agreement.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED:  March 31, 2014                    EMPIRE GLOBAL CORP.


                                     Per: /s/ MICHAEL CIAVARELLA
                                          -----------------------------
                                          MICHAEL CIAVARELLA, B.Sc.
                                          Chairman of the Board and
                                          Chief Executive Officer